SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2013 (September 17 2013)

Amarok Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-156594	98-0599925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
30021 Tomas Street, Suite 300 Rancho Santa Margarita, CA 92688 (Address of principal executive offices)
(949) 682-7889
(Registrant’s Telephone Number)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amarok Resources, Inc.

Form 8-K

Current Report

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On September 17, 2013, Mr. Ron Ruskowsky (“Mr. Ruskowsky”) resigned from his position as President, Chief Executive Officer, Chief Financial Officer and Director of Amarok Resources, Inc., a Nevada corporation, (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

On September 17, 2013, the Company appointed Mr. Roger Janssen (“Mr. Janssen”), to serve as the Company’s new President, Chief Executive Officer, Chief Financial Officer and Director. Mr. Janssen has accepted such appointment.

The biography for Mr. Janssen is set forth below:

Mr. Roger Janssen, 50, is an entrepreneurial-oriented executive who presents a rich mix of leadership talents and experience-backed judgment gained through over two decades of guiding the startup, growth, and profitability of diverse manufacturing firms serving private and public sectors. Mr. Janssen currently provides direction for his own successful manufacturing business in the greater Seattle area serving specific clients such as Boeing, Raytheon, BE Aerospace, British Petroleum, and Intermec. He brings this management expertise to Amarok Resources, Inc.

Family Relationships

There are no family relationships between Mr. Janssen and any of the Company's other officers or directors.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 9.01	(d) EXHIBITS

Exhibit	Exhibit Description

99.1	Letter of Resignation from Ron Ruskowsky dated September 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   September 18, 2013                                AMAROK RESOURCES, INC.

By:  /s/ Roger Janssen

Name: Roger Janssen

Title: President